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                            LEASE PURCHASE AGREEMENT

Customer/Lessee: Silverado Green Fuel Inc., dba Silverado Gold Mines Inc. Dealer/Lessor: Airport Equipment Rentals, Inc.

By signing below the customer hereby accepts the provisions of this agreement and agrees that the equipment is in good working order and well suited to it's intended purposes. The equipment as specified on "schedule A" which is attached. The dealer agrees to deliver the equipment as specified in the terms and conditions of a separate invoice.

The dealer is the owner of the equipment until such time as the customer has performed all payment responsibilities of this agreement. The equipment shall mean all presently owned parts and after-acquired parts, accessories, tools, equipment, additions, substitutions, attachments, accessories, and replacements for the equipment whether now owned or hereafter acquired.
This shall also man any insurance proceeds from the equipment to any other party. The dealer may (but does not have to) file a UCC for information or security interest purposes in this equipment in order to maintain ownership and interest in the equipment.

Payments: For value received the customer agrees to pay to the dealer at 1310 Van Horn Rd Fairbanks Alaska as follows:

- One payment of $550,000 due upon signing of this agreement (which may include deposits on equipment orders in process). Wire instructions:
     Airport Equipment Rentals, Inc. @ Northrim Bank account #XXXXXXXXXX (wire transfer desk), aba #XXXXXXXXX
-    One  payment  of  $100,000  due  on  or  before  12-01-03.
- 24 equal payments of an amount to be determined. The amount of the payment shall be determined based on the amount of the equipment and other expenses added into this lease. The payment shall be of an amount sufficient to amortize the balance over the 24 payments.

The starting principle amount of this lease shall be determined by taking all equipment invoices (as signed by the customer) and adding them to any additional expenses (approved by both parties). This figure will be the basis of the lease. The payments will then be reduced by 85% in order to determine the actual amount amortizing the lease.


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Grace  period:  Any  payment not made within 10 days of the due date shall carry after maturity interest at 1.5% per month. In addition, a late charge equal to 5% of the amount delinquent shall be assessed.

Default: In the event of default of this agreement the customer agrees to pay reasonable attorneys fees necessary to collect this obligation. In addition, the customer shall pay all reasonable costs associated with repossession, storage, holding, advertising, selling or otherwise deposing of the equipment in relation to this agreement and the collection of this obligation, as well as any other obligation of the customer to the dealer.

The customer agrees to keep the equipment at the general location on the invoice and shall only remove the equipment from that location with the written consent of the dealer. In no event shall the customer be entitled to remove the equipment from the State of Alaska.

The customer shall carry proper and necessary insurance on the equipment at all times. The insurance shall list the dealer as the loss payee, or to the dealer's assignee (upon notification from the dealer).

The customer shall keep the equipment in good working order and shall be responsible for all maintenance necessary toward that end. In the event that the equipment is not being properly maintained the dealer shall have the right to perform the service and charge the customer the associated cost related to that service. This determination shall be made by the dealer after notification of the failure to service and 10 days waiting period given to customer to correct the problem.

This agreement shall be payable in United States currency and subject to the provisions and laws of the State of Alaska. Any dispute or default under this agreement shall be subject to those laws.

Accepted and agreed this 11th day of Oct. 2002

Customer:  Silverado Green Fuel Inc. dba Silverado Gold Mines Inc.
By  /s/ Edward J. Armstrong          Title: President

Dealer:  Airport Equipment Rentals, Inc.     By:  /s/ Jerry Sadler

THIS IS TO CERTIFY THAT ON THIS THE 11TH DAY OF OCTOBER, 2002, BEFORE ME THE UNDERSIGNED NOTARY PUBLIC IN AND FOR THE STATE OF ALASKA, DULY COMMISSIONED TO ME KNOWN TO BE THE INDIVIDUALS MENTIONED IN AND WHO EXECUTED THE FOREGOING, AND ACKNOWLEDGED TO ME THEY SIGNED AND SEALED IT AS THEIR FREE AND VOLUNTARY ACT AND DEED.

                                   /s/ Linda A. Kirochmer
                                   ----------------------------------------
                                   NOTARY PUBLIC IN AND FOR THE STATE OF ALASKA
                                   MY COMMISSION EXPIRES:  7/2/05